CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS NET INCOME OF $2.0 MILLION;
ASSET QUALITY CONTINUES TO IMPROVE

July 25, 2011 - Harrisburg, PA - Metro Bancorp, Inc. (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported net income of $2.0 million, or $0.14, per share for the quarter ended June 30, 2011. The Company also reported that asset quality improved for the fourth consecutive quarter.

Second Quarter Financial Highlights
(in millions, except per share data)

	Quarter Ended			Six Months Ended
			%			%
	6/30/2011	6/30/2010	Change	6/30/2011	6/30/2010	Change
Total assets	$2,387.0	$2,195.7	9%

Total deposits	1,891.4	1,833.6	3%

Total loans (net)	1,435.0	1,424.9	1%

Total revenues	$29.0	$27.2	6%	$56.9	$52.6	8%

Net income	2.0	0.4	453%	3.5	0.4	863%

Diluted net income per share	$0.14	$0.02	600%	$0.25	$0.02	1,150%

Chairman's Statement

Commenting on the Company's financial results, Chairman Gary L. Nalbandian stated “we are pleased with our continued improvement in net income over the results we recorded in the second quarter of 2010, as well as on a linked quarter basis. We are also pleased with the ongoing improvement in the asset quality of our loan portfolio as evidenced by a decrease in the level of nonperforming assets for the fourth consecutive quarter.”

Mr. Nalbandian noted the following highlights from the second quarter ended June 30, 2011:

•
The Company recorded net income of $2.0 million, or $0.14 per share, compared to net income of $360,000, or $0.02 per share, for the same period one year ago. Net income for the first six months of 2011 totaled $3.5 million, or $0.25 per share, up $3.2 million, or $0.23 per share, over the amount recorded for the first half of 2010.

•	Total revenues were $29.0 million, up $1.7 million, or 6%, over total revenues for the same quarter one year ago. Total revenues for the first half of 2011 increased 8% over the first half of 2010.

•
The Company's net interest margin on a fully-taxable basis for the second quarter of 2011 was 3.87%, compared to 3.86% recorded in the first quarter of 2011 and compared to 4.04% for the second quarter of 2010. The Company's deposit cost of funds for the second quarter was 0.63%, down from 0.66% for the previous quarter and compared to 0.73% for the same period one year ago.

•	Noninterest income totaled $8.2 million for the quarter, up $897,000, or 12%, over the second quarter of 2010, and up $200,000, or 3%, on a linked quarter basis.

•
Noninterest expenses were comparable to the second quarter one year ago, up only $100,000. On a linked quarter basis, total noninterest expenses were up $314,000, or 1%, from the previous quarter. Noninterest expenses for the first half of 2011 were up only 1% over the first six months of 2010, as the Company was able to reduce expenses in several categories from the previous year's levels.

•	Total assets reached $2.4 billion.

•
Total deposits increased to $1.89 billion, up $59.2 million for the first six months of 2011. Core deposits (all deposits excluding public fund time deposits) total $1.84 billion. Core noninterest bearing demand deposits grew 13% over the previous twelve months.

•	Net loans totaled $1.43 billion, up $77.4 million, or 6% (non-annualized) for the first half of 2011.

•	Asset quality improved for the fourth consecutive quarter with nonperforming assets down $17.1 million, or 24%, from one year ago.

•
Our allowance for loan losses totaled $21.7 million, or 1.49%, of total loans at June 30, 2011; up 34% over the total allowance amount of $16.2 million, or 1.12%, of total loans at June 30, 2010. Likewise, during the past twelve months the nonperforming loan coverage ratio has increased from 26% to 48%.

•	Stockholders' equity increased by $8.2 million, or 4%, over the past twelve months to $217.1 million. At June 30, 2011, the Company's book value per share was $15.51.

•	Metro Bancorp continues to exhibit very strong capital ratios. The Company's consolidated leverage ratio as of June 30, 2011 was 10.47% and its total risk-based capital ratio was 15.44%.

•
Metro Bank has four new sites in various stages of development in Central Pennsylvania: two in York County; one in Lancaster County and one in Cumberland County. The Bank currently has a network of 33 stores in the counties of Berks, Cumberland, Dauphin, Lancaster, Lebanon and York.

Income Statement

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands, except per share data)	2011	2010	% Change	2011	2010	% Change
Total revenues	$28,973	$27,243	6%	$56,946	$52,622	8%
Total non interest expenses	24,621	24,521	—	48,928	48,396	1
Net income	1,992	360	453%	3,524	366	863%
Diluted net income/share	$0.14	$0.02	600%	$0.25	$0.02	1,150%

The Company recorded net income of $2.0 million for the second quarter of 2011 compared to net income of $360,000 for the second quarter of 2010. Earnings per common share for the quarter were $0.14 as compared to $0.02 recorded for the same period a year ago. On a linked quarter basis, net income increased by $460,000, or 30%.

Net income for the first six months of 2011 totaled $3.5 million compared to $366,000 for the first half of 2010. Earnings per common share for the first half of 2011 were $0.25 compared to $0.02 for the same period last year.

Total revenues (net interest income plus noninterest income) for the second quarter increased $1.7 million to $29.0 million, up 6% over the second quarter of 2010 and noninterest expenses were flat compared to the same period in 2010. On a linked quarter basis, total revenues grew $1.0 million, or 4%, while total noninterest expenses were up $314,000, or 1%.

Total revenues for the first six months of 2011 were $56.9 million, up $4.3 million, or 8%, over the first half of 2010. Total noninterest expenses for the first half of 2011 were $48.9 million, up $532,000, or 1%, over the same period last year.

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2011 totaled $20.8 million, up $833,000, or 4%, over the $20.0 million recorded in the second quarter of 2010. The increase is primarily the result of growth in the level of interest-earning assets, offset by a slight reduction in the Company's net interest margin. For the first six months of 2011, net interest income totaled $40.8 million versus $39.4 million for the same period in 2010.

The net interest margin for the second quarter of 2011 was 3.77%, the same as the previous quarter, and compared to 3.91% for the second quarter of 2010. Average interest earning assets for the second quarter totaled $2.19 billion versus $2.13 billion for the previous quarter and were up $164.6 million, or 8%, over the second quarter of 2010. The net interest margin on a fully-taxable basis for the second quarter of 2011 was 3.87%, up 1 basis point over the previous quarter and compared to 4.04% for the second quarter of 2010. The decrease is attributable to lower yields earned on the Company's investment portfolio in 2011 as compared to 2010, offset partially by a reduction in the Company's cost of funds.

The Company's total deposit cost of funds for the second quarter of 2011 was 0.63%, down from 0.66% the previous quarter, and down 10 bps from the 0.73% figure recorded in the second quarter one year ago.

The net interest margin on a fully-taxable equivalent basis was 3.86% for the first six months of 2011 compared to 4.03% for the first half of 2010.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the change in net interest income on a fully tax-equivalent basis for the second quarter of 2011 over the same period of 2010 was due to an increase in the level of interest-earning assets, partially offset by rate changes on the Company's earning assets. The rate changes are a direct impact of lower yields earned on the investment portfolio in 2011 as a result of the continued low level of market interest rates on new investment purchases.

(dollars in thousands)	Net Interest Income
2011 vs. 2010	Volume Change	Rate Change	Total Increase	% Increase
2nd Quarter	$1,559	$(837)	$722	4%
Six Months	$2,714	$(1,523)	$1,191	3%

Noninterest Income

Noninterest income for the second quarter of 2011 totaled $8.2 million, up $897,000, or 12%, over $7.3 million recorded in the second quarter one year ago.

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands)	2011	2010	% Change	2011	2010	% Change
Service charges, fees and other income	$7,025	$6,831	3%	$13,749	$12,875	7%
Gains on sales of loans	1,137	133	755	2,335	327	614
Gains on sales/calls of securities	309	298	4	343	919	(63)
Impairment losses on investment securities	(315)	(3)	—	(315)	(916)	(66)
Total noninterest income	$8,156	$7,259	12%	$16,112	$13,205	22%

Service charges, fees and other income increased by $194,000, or 3%, over the second quarter of 2010. Gains on the sale of loans totaled $1.1 million for the second quarter of 2011 versus $133,000 for the same period in 2010. Gains on the sales of loans for both the second quarter and first half of 2011 included sales of both Small Business Administration and Residential loans whereas gains for the same two periods of 2010 were strictly associated with the sales of Residential loans. Net gains on the sales of investment securities during the second quarter of 2011 were $309,000 compared to $298,000 for the same period in 2010. The Company recorded a charge for $315,000 related to other-than-temporary impairment due to credit on its private-label collateralized mortgage-obligation securities (CMO's) in the second quarter of 2011.

Noninterest income for the first six months of 2011 totaled $16.1 million, up $2.9 million, or 22% , over the first half of 2010. Service charges, fees and other income increased by $874,000, or 7%, for the first six months of 2011 over the same period in 2010. Gains on the sales of loans totaled $2.3 million for the first half of 2011 compared to $327,000 for the same period in 2010.

Noninterest Expenses

Noninterest expenses for the second quarter of 2011 were $24.6 million, up $314,000, or 1%, on a linked quarter basis and basically flat compared to the total of $24.5 million recorded in the second quarter one year ago. The breakdown of noninterest expenses for the second quarter and for the first six months of 2011 and 2010, respectively, are shown in the following table:

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands)	2011	2010	% Change	2011	2010	% Change
Salaries and employee benefits	$10,254	$10,377	(1)%	$20,633	$20,631	—%
Occupancy and equipment	3,755	3,555	6	7,552	6,984	8
Advertising and marketing	350	610	(43)	749	1,442	(48)
Data processing	3,832	3,396	13	7,227	6,536	11
Regulatory assessments and related fees	856	1,045	(18)	1,941	2,214	(12)
Foreclosed real estate	18	381	(95)	1,070	949	13
Branding	1,720	—		1,747	—
Consulting fees	416	960	(57)	823	1,702	(52)
Other expenses	3,420	4,197	(19)	7,186	7,938	(9)
Total noninterest expenses	$24,621	$24,521	—%	$48,928	$48,396	1%

The Company experienced a lower level of noninterest expenses in most major categories during the second quarter to 2011 compared to the same period in 2010. Costs associated with foreclosed real estate as well as problem loans, which are included in the "other expenses" line, were down significantly compared to the second quarter of 2010. Consulting fees as well as legal expenses were also down measurably for the quarter compared to the same period last year. Lower FDIC insurance assessment fees, effective April 1, 2011 for most FDIC-insured banks provided the Company's decrease in regulatory expenses.

The Company expensed $1.7 million during the second quarter of 2011 associated with modifications to its logos and with overall brand enhancement. The logo modifications were related to the settlement reached during the first quarter of 2011 with another financial institution which dismissed a trademark infringement action brought against Metro Bank in June 2009. The large majority of logo modification-related expenses have been recorded in the second quarter and any remaining future costs related to this issue incurred during the second half of 2011 are not expected to be material. Lower levels of general advertising and marketing expenses during the second quarter as well as the first six months of 2011 offset a portion of the one-time modification costs.

Balance Sheet

	As of June 30,
(dollars in thousands)	2011	2010	% Change
Total assets	$2,387,006	$2,195,666	9%

Total loans (net)	1,434,965	1,424,919	1%

Total deposits	1,891,376	1,833,626	3%

Total core deposits	1,842,366	1,786,413	3%

Total stockholders' equity	217,062	208,837	4%

Deposits

The Company continued its deposit growth with total deposits at June 30, 2011 reaching $1.89 billion, a $57.8 million, or 3%, increase over total deposits of $1.83 billion one year ago. Excluding time deposits, core checking and savings deposits increased by $58.9 million to $1.63 billion, a 4% change.

Core Deposits

Change in core deposits by type of account is as follows:

	As of June 30,
(dollars in thousands)	2011	2010	% Change	2nd Quarter 2011 Cost of Funds
Demand noninterest-bearing	$389,992	$345,883	13%	0.00%
Demand interest-bearing	916,413	919,645	—	0.63
Savings	327,218	309,229	6	0.44
Subtotal	1,633,623	1,574,757	4	0.45
Time	208,743	211,656	(1)	2.10
Total core deposits	$1,842,366	$1,786,413	3%	0.64%

Total core demand noninterest bearing deposits increased by $44.1 million, or 13%, over the past twelve months to $390.0 million. Likewise, core saving deposits increased by $18.0 million, or 6%, over the same period. The total cost of core deposits, excluding time deposits, during the second quarter of 2011 was 0.45%, compared to 0.51% for the second quarter one year ago. The cost of total core deposits for the second quarter of 2011was 0.64%, down 9 basis points, or 12%, from the same period in 2010.

Change in core deposits by type of customer is as follows:

	June 30,	% of	June 30,	% of	%
(dollars in thousands)	2011	Total	2010	Total	Change
Consumer	$927,985	51%	$885,800	50%	5%
Commercial	597,879	32	559,473	31	7
Government	316,502	17	341,140	19	(7)
Total	$1,842,366	100%	$1,786,413	100%	3%

Total consumer core deposits increased by $42.2 million, or 5%, and commercial core deposits grew by $38.4 million, or 7%, during the past 12 months while government deposits decreased by $24.6 million.

Lending

Gross loans totaled $1.46 billion at June 30, 2011, an increase of $15.6 million, or 1%, compared to June 30, 2010. Gross loans grew $10.0 million on a linked quarter basis, which was net of maturities/pay-offs on three large relationships totaling approximately $25.0 million during the second quarter. One of the relationships, totaling $4.2 million, was a non-performing loan. The composition of the Company's loan portfolio is as follows:

(dollars in thousands)	June 30, 2011	% of Total	June 30, 2010	% of Total	$ Change	% Change
Commercial and industrial	$357,652	24%	$364,931	25%	$(7,279)	(2)%
Commercial tax-exempt	83,711	6	102,270	7	(18,559)	(18)
Owner occupied real estate	269,637	19	251,759	17	17,878	7
Commercial construction and land development	122,308	8	122,551	9	(243)	—
Commercial real estate	341,961	23	308,889	22	33,072	11
Residential	80,481	6	85,533	6	(5,052)	(6)
Consumer	200,938	14	205,164	14	(4,226)	(2)
Gross loans	$1,456,688	100%	$1,441,097	100%	$15,591	1%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	June 30, 2011	March 31, 2011	June 30, 2010
Nonperforming assets/total assets	2.24%	2.51%	3.22%
Net loan charge-offs (annualized)/average total loans	0.50%	0.45%	0.45%
Loan loss allowance/total loans	1.49%	1.51%	1.12%
Nonperforming loan coverage	48%	42%	26%
Nonperforming assets/capital and reserves	22%	25%	31%

The Company continued to experience improvement in its asset quality during the second quarter. Nonperforming assets trended lower for the fourth consecutive quarter to $53.5 million, or 2.24%, of total assets at June 30, 2011, down $4.6 million, or 8%, from $58.1 million, or 2.51%, of total assets at March 31, 2011 and down $17.1 million, or 24%, from $70.6 million, or 3.22%, of total assets one year ago. Total delinquent loans, including all nonaccrual loans, as a percentage of total gross loans outstanding, were 3.48% at June 30, 2011 compared to 4.05% at March 31, 2011.

The Company recorded a provision for loan losses of $1.7 million for the second quarter of 2011 as compared to $1.8 million for the previous quarter and to $2.6 million recorded in the second quarter of 2010. The allowance for loan losses totaled $21.7 million as of June 30, 2011 as compared to $21.9 million at March 31, 2011 and to $16.2 million at June 30, 2010. The allowance represented 1.49% of gross loans outstanding at June 30, 2011, compared to 1.51% at March 31, 2011 and compared to 1.12% at June 30, 2010. As of June 30, 2011, $3.2 million, or 15%, of the total allowance for loan losses was specifically allocated to nonperforming loans and $18.5 million, or 85%, was in the general allowance.

Total net charge-offs for the second quarter of 2011 were $1.8 million, versus $1.6 million for the previous quarter and compared to $1.6 million for the second quarter of 2010. Included in total net charge-offs for the second quarter of 2011 was $1.0 million for one loan relationship which had been specifically allocated for in prior periods.

The provision for loan losses for the first six months of 2011 totaled $3.5 million, down $1.5 million, or 30%, compared to $5.0 million recorded in the first half of 2010. Total net charge-offs for the first six months of 2011 were $3.4 million compared to $3.2 million for the first half of 2010.

Investments

At June 30, 2011, the Company's investment portfolio totaled $713.6 million. Detailed below is information regarding the composition and characteristics of the portfolio at June 30, 2011:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$21,647	$140,000	$161,647
Mortgage-backed securities:
Federal government agencies pass through certificates	12,397	42,890	55,287
Agency collateralized mortgage obligations	427,287	32,496	459,783
Private-label collateralized mortgage obligations	26,927	—	26,927
Corporate debt securities	—	10,000	10,000
Total	$488,258	$225,386	$713,644
Duration (in years)	3.8	6.9	4.8
Average life (in years)	4.5	8.8	5.9
Quarterly average yield	2.86%	3.72%	3.12%

At June 30, 2011, the after-tax unrealized loss on the Bank's available for sale portfolio was $29,000, as compared to unrealized losses of $5.6 million at December 31, 2010 and $4.1 million at June 30, 2010. The Company recorded a $315,000 charge against 2011 second quarter earnings for other-than-temporary impairment due to credit on its private-label collateralized mortgage obligations held in the investment portfolio. This impairment was offset by $309,000 of gains on the sale of investments held in the available-for-sale portfolio.

Capital

Stockholders' equity at June 30, 2011 totaled $217.1 million, an increase of $8.2 million, or 4%, over stockholders' equity of $208.8 million at June 30, 2010. Return on average stockholders' equity (ROE) for the second quarter of 2011 and 2010, was 3.74% and 0.70%, respectively.

The Company's capital ratios at June 30, 2011 and 2010 were as follows:

	6/30/2011	6/30/2010	Regulatory Guidelines “Well Capitalized”
Leverage ratio	10.47%	10.99%	5.00%
Tier 1	14.19	13.75	6.00
Total capital	15.44	14.67	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At June 30, 2011, the Company's book value per common share was $15.51.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•
the impact of the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•
the Federal Deposit Insurance Corporation (FDIC) deposit fund is continually being used due to increased bank failures and existing financial institutions are being  assessed higher premiums in order to replenish the fund;

•	interest rate, market and monetary fluctuations;

•	unanticipated regulatory or judicial proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally and through acquisition and successful integration of new or acquired entities while controlling costs;

•	continued levels of loan quality and volume origination;

•	the adequacy of the allowance for loan losses;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•	changes in accounting principles, policies and guidelines;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	compliance with the April 29, 2010 consent order may result in continued increased noninterest expenses;

•	expenses associated with modifications we are making to our logos in response to the Members 1st litigation and dismissal order;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
(in thousands, except per share amounts)	2011	2011	Change	2010	Change	2011	2010	Change
Income Statement Data:
Net interest income	$20,817	$20,017	4%	$19,984	4%	$40,834	$39,417	4%
Provision for loan losses	1,700	1,792	(5)	2,600	(35)	3,492	5,000	(30)
Noninterest income	8,156	7,956	3	7,259	12	16,112	13,205	22
Total revenues	28,973	27,973	4	27,243	6	56,946	52,622	8
Noninterest operating expenses	24,621	24,307	1	24,521	—	48,928	48,396	1
Net income	1,992	1,532	30	360	453	3,524	366	863
Per Common Share Data:
Net income per share:
Basic	$0.14	$0.11	26%	$0.02	600%	$0.25	$0.02	1,150%
Diluted	0.14	0.11	27	0.02	600	0.25	0.02	1,150

Book Value		$15.06				$15.51	$15.34	1%

Weighted average shares outstanding:
Basic	13,860	13,779		13,509		13,820	13,489
Diluted	13,860	13,779		13,514		13,820	13,494
Balance Sheet Data:
Total assets	$2,387,006	$2,320,631	3%			$2,387,006	$2,195,666	9%
Loans (net)	1,434,965	1,424,827	1			1,434,965	1,424,919	1
Allowance for loan losses	21,723	21,850	(1)			21,723	16,178	34
Investment securities	713,644	691,806	3			713,644	548,670	30
Total deposits	1,891,376	1,884,970	—			1,891,376	1,833,626	3
Core deposits	1,842,366	1,837,443	—			1,842,366	1,786,413	3
Stockholders' equity	217,062	209,436	4			217,062	208,837	4
Capital:
Tangible common equity to tangible assets		8.98%				9.05%	9.47%
Leverage ratio		10.58				10.47	10.99
Risk based capital ratios:
Tier 1		14.30				14.19	13.75
Total Capital		15.55				15.44	14.67
Performance Ratios:
Cost of funds	0.70%	0.74%		0.87%		0.72%	0.90%
Deposit cost of funds	0.63	0.66		0.73		0.65	0.77
Net interest margin	3.77	3.77		3.91		3.77	3.90
Return on average assets	0.34	0.27		0.07		0.31	0.03
Return on avg total stockholders' equity	3.74	3.00		0.70		3.38	0.36
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.50%	0.45%		0.45%		0.48%	0.45%
Nonperforming assets to total period- end assets		2.51				2.24	3.22
Allowance for loan losses to total period-end loans		1.51				1.49	1.12
Allowance for loan losses to nonperforming loans		42				48	26
Nonperforming assets to capital and allowance		25				22	31

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share amounts)	June 30, 2011	December 31, 2010

Assets
Cash and cash equivalents	$42,271	$32,858
Federal funds sold	9,675	—
Cash and cash equivalents	51,946	32,858
Securities, available for sale at fair value	488,258	438,012
Securities, held to maturity at cost (fair value 2011: $223,153; 2010: $224,202)	225,386	227,576
Loans, held for sale	8,847	18,605
Loans receivable, net of allowance for loan losses (allowance 2011: $21,723; 2010: $21,618)	1,434,965	1,357,587
Restricted investments in bank stock	18,610	20,614
Premises and equipment, net	84,643	88,162
Other assets	74,351	51,058
Total assets	$2,387,006	$2,234,472

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$389,992	$340,956
Interest-bearing	1,501,384	1,491,223
Total deposits	1,891,376	1,832,179
Short-term borrowing and repurchase agreements	185,000	140,475
Long-term debt	29,400	29,400
Other liabilities	64,168	27,067
Total liabilities	2,169,944	2,029,121
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2011: 13,926,440; 2010: 13,748,384)	13,926	13,748
Surplus	153,935	151,545
Retained earnings	48,772	45,288
Accumulated other comprehensive income (loss)	29	(5,630)
Total stockholders' equity	217,062	205,351
Total liabilities and stockholders' equity	$2,387,006	$2,234,472

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
Interest Income
Loans receivable, including fees:
Taxable	$18,070	$17,589	$35,583	$35,126
Tax-exempt	989	1,156	1,975	2,300
Securities:
Taxable	5,599	5,651	10,994	11,050
Tax-exempt	—	—	—	14
Federal funds sold	1	—	2	1
Total interest income	24,659	24,396	48,554	48,491
Interest Expense
Deposits	2,990	3,358	5,987	7,025
Short-term borrowings	191	121	411	187
Long-term debt	661	933	1,322	1,862
Total interest expense	3,842	4,412	7,720	9,074
Net interest income	20,817	19,984	40,834	39,417
Provision for loan losses	1,700	2,600	3,492	5,000
Net interest income after provision for loan losses	19,117	17,384	37,342	34,417
Noninterest Income
Service charges, fees and other operating income	7,025	6,831	13,749	12,875
Gains on sales of loans	1,137	133	2,335	327
Total fees and other income	8,162	6,964	16,084	13,202
Net impairment loss on investment securities	(315)	(3)	(315)	(916)
Net gains on sales/calls of securities	309	298	343	919
Total noninterest income	8,156	7,259	16,112	13,205
Noninterest Expenses
Salaries and employee benefits	10,254	10,377	20,633	20,631
Occupancy and equipment	3,755	3,555	7,552	6,984
Advertising and marketing	350	610	749	1,442
Data processing	3,832	3,396	7,227	6,536
Regulatory assessments and related fees	856	1,045	1,941	2,214
Foreclosed real estate	18	381	1,070	949
Branding	1,720	—	1,747	—
Consulting fees	416	960	823	1,702
Other	3,420	4,197	7,186	7,938
Total noninterest expenses	24,621	24,521	48,928	48,396
Income (loss) before taxes	2,652	122	4,526	(774)
Provision (benefit) for federal income taxes	660	(238)	1,002	(1,140)
Net income	$1,992	$360	$3,524	$366
Net Income per Common Share
Basic	$0.14	$0.02	$0.25	$0.02
Diluted	0.14	0.02	0.25	0.02
Average Common and Common Equivalent Shares Outstanding
Basic	13,860	13,509	13,820	13,489
Diluted	13,860	13,514	13,820	13,494

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ending,									Year-to-date,

	June 30, 2011			March 31, 2011			June 30, 2010			June 30, 2011			June 30, 2010
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$717,315	$5,599	3.12%	$698,429	$5,395	3.09%	$582,558	$5,651	3.88%	$707,924	$10,994	3.11%	$571,928	$11,050	3.86%
Tax-exempt	—	—	—	—	—	—	—	—	—	—	—	—	673	20	6.13
Total securities	717,315	5,599	3.12	698,429	5,395	3.09	582,558	5,651	3.88	707,924	10,994	3.11	572,601	11,070	3.87
Federal funds sold	5,441	1	0.09	3,076	1	0.11	557	—	0.12	4,265	2	0.10	2,784	1	0.10
Total loans receivable	1,469,086	19,570	5.29	1,424,914	19,008	5.35	1,444,145	19,367	5.32	1,447,121	38,576	5.32	1,437,000	38,664	5.37
Total earning assets	$2,191,842	$25,170	4.57%	$2,126,419	$24,404	4.60%	$2,027,260	$25,018	4.91%	$2,159,310	$49,572	4.58%	$2,012,385	$49,735	4.93%
Sources of Funds
Interest-bearing deposits:
Regular savings	$334,035	$370	0.44%	$320,344	$358	0.45%	$340,056	$404	0.48%	$327,228	$728	0.45%	$331,696	$791	0.48%
Interest checking and money market	918,908	1,447	0.63	901,124	1,429	0.64	913,655	1,619	0.71	910,065	2,875	0.64	917,853	3,415	0.75
Time deposits	212,913	1,113	2.10	210,049	1,142	2.21	213,819	1,282	2.41	211,489	2,256	2.15	221,029	2,712	2.47
Public funds time	45,245	60	0.54	51,880	68	0.53	30,142	53	0.71	48,545	128	0.53	29,618	107	0.73
Total interest-bearing deposits	1,511,101	2,990	0.79	1,483,397	2,997	0.82	1,497,672	3,358	0.90	1,497,327	5,987	0.81	1,500,196	7,025	0.94
Short-term borrowings	183,061	191	0.41	174,030	220	0.51	76,388	121	0.63	178,570	411	0.46	63,882	187	0.58
Long-term debt	29,400	661	9.00	29,400	661	9.00	54,400	933	6.83	29,400	1,322	9.00	54,400	1,862	6.83
Total interest-bearing liabilities	1,723,562	3,842	0.89	1,686,827	3,878	0.93	1,628,460	4,412	1.09	1,705,297	7,720	0.91	1,618,478	9,074	1.13
Demand deposits (noninterest-bearing)	382,951			359,653			337,524			371,367			331,476
Sources to fund earning assets	2,106,513	3,842	0.73	2,046,480	3,878	0.77	1,965,984	4,412	0.90	2,076,664	7,720	0.75	1,949,954	9,074	0.94
Noninterest-bearing funds (net)	85,329			79,939			61,276			82,646			62,431
Total sources to fund earning assets	$2,191,842	$3,842	0.70%	$2,126,419	$3,878	0.74%	$2,027,260	$4,412	0.87%	$2,159,310	$7,720	0.72%	$2,012,385	$9,074	0.90%

Net interest income and margin on a tax- equivalent basis		$21,328	3.87%		$20,526	3.86%		$20,606	4.04%		$41,852	3.86%		$40,661	4.03%
Tax-exempt adjustment		511			509			622			1,018			1,244
Net interest income and margin		$20,817	3.77%		$20,017	3.77%		$19,984	3.91%		$40,834	3.77%		$39,417	3.90%

Other Balances:
Cash and due from banks	$44,164			$43,048			$44,736			$43,609			$43,780
Other assets	101,111			105,622			109,203			103,354			110,408
Total assets	2,337,117			2,275,089			2,181,199			2,306,273			2,166,573
Other liabilities	16,807			21,579			9,932			19,177			12,972
Stockholders' equity	213,797			207,030			205,283			210,432			203,647

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three Months Ended		Year Ended	Six Months Ended
(dollars in thousands)	June 30, 2011	June 30, 2010	December 31, 2010	June 30, 2011	June 30, 2010

Balance at beginning of period	$21,850	$15,178	$14,391	$21,618	$14,391
Provisions charged to operating expenses	1,700	2,600	21,000	3,492	5,000
	23,550	17,778	35,391	25,110	19,391
Recoveries of loans previously charged-off:
Commercial and industrial	15	216	407	53	247
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	—	1	3	—	1
Commercial construction and land development	—	—	58	—	3
Commercial real estate	2	5	25	8	11
Residential	29	2	5	29	2
Consumer	32	7	24	34	12
Total recoveries	78	231	522	124	276
Loans charged-off:
Commercial and industrial	(659)	(408)	(5,995)	(913)	(1,752)
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	—	(101)	(614)	(2)	(101)
Commercial construction and land development	(1,000)	(485)	(1,249)	(1,382)	(510)
Commercial real estate	(42)	(675)	(4,668)	(478)	(702)
Residential	—	(21)	(705)	(101)	(52)
Consumer	(204)	(141)	(1,064)	(635)	(372)
Total charged-off	(1,905)	(1,831)	(14,295)	(3,511)	(3,489)
Net charge-offs	(1,827)	(1,600)	(13,773)	(3,387)	(3,213)
Balance at end of period	$21,723	$16,178	$21,618	$21,723	$16,178
Net charge-offs (annualized) as a percentage of average loans outstanding	0.50%	0.45%	0.98%	0.48%	0.45%
Allowance for loan losses as a percentage of period-end loans	1.49%	1.12%	1.57%	1.49%	1.12%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of June 30, 2011 and for the preceding four quarters (dollar amounts in thousands).

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Nonaccrual loans:
Commercial and industrial	$19,312	$22,454	$23,103	$21,536	$25,327
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	2,450	4,552	4,318	7,311	7,653
Commercial construction and land development	12,629	13,674	14,155	15,120	17,879
Commercial real estate	5,125	5,043	5,424	6,016	7,166
Residential	3,663	3,833	3,609	3,694	2,904
Consumer	2,310	2,357	1,579	1,871	1,437
Total nonaccrual loans	45,489	51,913	52,188	55,548	62,366
Loans past due 90 days or more
and still accruing	—	90	650	628	687
Renegotiated loans	—	—	177	178	171
Total nonperforming loans	45,489	52,003	53,015	56,354	63,224
Foreclosed real estate	8,048	6,138	6,768	6,815	7,367
Total nonperforming assets	$53,537	$58,141	$59,783	$63,169	$70,591

Nonperforming loans to total loans	3.12%	3.59%	3.84%	4.04%	4.39%

Nonperforming assets to total assets	2.24%	2.51%	2.68%	2.83%	3.22%

Nonperforming loan coverage	48%	42%	41%	38%	26%

Allowance for loan losses as a percentage
of total period-end loans	1.49%	1.51%	1.57%	1.52%	1.12%

Nonperforming assets / capital plus allowance for loan losses	22%	25%	26%	27%	31%